Share Purchase Agreement

Exhibit 10.1

CHINA PUBLIC SECURITY HOLDINGS LIMITED

TOPWELL TREASURE LTD.

RITA LEUNG KWAI FONG

AND

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

AGREEMENT

RELATING TO

THE SALE AND PURCHASE OF THE
100% OF THE ISSUED SHARE CAPITAL
OF TOPWELL TREASURE LTD.

1

Share Purchase Agreement

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2
2.	SALE AND PURCHASE OF SHARES	5
3.	CONSIDERATION	5
4.	COMPLETION	7
5.	WARRANTIES BY THE SELLER	7
6.	WARRANTIES BY CIST	10
CIST warrants that:		10
7.	WARRANTIES BY THE PURCHASER	11
The Purchaser warrants that:		11
8.	PURCHASER'S RIGHT TO RESCIND	11
9.	SELLER'S COVENANTS	12
10.	FURTHER ASSURANCE	14
11.	INFORMATION	14
12.	ANNOUNCEMENTS	14
13.	COSTS	14
14.	SUCCESSORS AND ASSIGNMENT	15
15.	ENTIRE AGREEMENT	15
16.	VARIATIONS	16
17.	WAIVER	16
18.	AGREEMENT CONTINUES IN FORCE	16
19.	SEVERABILITY	16
20.	NOTICES	16
21.	COUNTERPARTS	18
22.	GOVERNING LAW AND DISPUTE RESOLUTION	18
23.	LANGUAGE	18
SCHEDULE 1		1
SCHEDULE 2		2
SCHEDULE 3		18
SCHEDULE 4		21

1

Share Purchase Agreement

THIS AGREEMENT (“Agreement”) is made on August 28, 2009.

BY AND AMONG:

(1)

China Public Security Holdings Limited, a company registered in the British Virgin Islands with company number 1005693, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. (“ Purchaser “);

(2)	Rita Kwai Fong Leung, a citizen of the Hong Kong Special Administrative Region of the People’s Republic of China. (“Seller”);

(3)

Topwell Treasure Ltd., a limited company registered in Hong Kong with company number 1293603, whose registered office is UNIT H 28/F, BLK 1, THE APEX, 33 WO YI HOP RD, KWAI CHUNG, NT, Hong Kong (“Company”); and

(4)

China Information Security Technology, Inc., a Nevada corporation, with tax identification number E0089792008-0, whose principal executive offices are located at 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong, 518040 People’s Republic of China (“CIST”).

Each a “Party” to this Agreement and together the “Parties.”

BACKGROUND

A	The Company holds 100% of the shares of a Shenzhen based company, Huipu Electronics (Shenzhen) Co., Ltd. (“Subsidiary”). Further information relating to the Company is set out in Schedule 1 hereto.

B	The Seller is the legal and beneficial owner of 100% of the ordinary shares of the Company (the “Shares”).

C	The Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, the Shares for the consideration and upon the terms and conditions set out in this Agreement.

D

CIST is the parent company of the Purchaser, who will issue to the Seller a certain amount of newly issued shares of the common stock, $0.01 par value, of CIST (“CIST Common Stock”), as set out in this Agreement as part of the consideration for the purchase of the Shares.

Share Purchase Agreement

IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATION

	1.1	In this Agreement the following words and expressions will (except where the context otherwise requires) have the following meanings:

“Account” means the Company’s financial statements provided by the Seller to the Purchaser;

“Account Date” means June 30, 2009;

“Business Day” means a day other than a Saturday or Sunday on which banks are open for commercial business in Hong Kong;

“Business Intellectual Property” means all Intellectual Property used, or likely or required to be used, by the Company or any member of the Group in, or in connection with, its business;

“Completion” means the performance of all the obligations of the parties to this Agreement set out in clause 4;

“Completion Date” means October 1, 2009, or such other date being not later than October 31, 2009 as is agreed in writing by the parties;

“Confidential Information” means information (however stored) relating to or connected with the business, customers or financial or other affairs of the Company or any member of the Group details of which are not in the public domain including, without limitation, information concerning or relating to:

(a) the Business Intellectual Property and any other property of the Company or any member of the Group in the nature of intellectual property;

(b) any technical processes, future projects, business development or planning, commercial relationships and negotiations; and

(c)

the marketing of goods or services including, without limitation, customer, client and supplier lists, price lists, sales targets, sales statistics, market share statistics, market research reports and surveys and advertising or other promotional materials and details of contractual arrangements and any other matters concerning the clients or customers of or other persons having dealings with the Company or any member of the Group.

Share Purchase Agreement

“Consideration” means the consideration for the Shares set out in clause 3.

“Disclosed” means fully, fairly and specifically disclosed to the Purchaser in the Disclosure Letter or, for the purposes of clauses 5.7.3 and 8, in writing to the Purchaser, with sufficient clarity and detail to enable the Purchaser to identify clearly and accurately the nature, scope and effect of the matter disclosed;

“Disclosure Letter” means the letter of even date with this Agreement from the Seller to the Purchaser relating to the Warranties together with any documents annexed to it;

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, equity, right to acquire, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind or any other type of preferential arrangement (including, without limitation, a title transfer and retention arrangement) having similar effect;

“GAAP” means the generally accepted accounting principle in the United States of America.

“Group” means the Company and the Subsidiary from time to time and references to a “member of the Group” or a “Group member” will be construed accordingly;

“Hong Kong” means the Hong Kong Special Administrative Region of the People's Republic of China;

“Intellectual Property” includes patents, inventions, know-how, trade secrets and other confidential information, registered designs, copyrights, data, database rights, design rights, rights affording equivalent protection to copyright, database rights and design rights, semiconductor topography rights, trade marks, service marks, logos, domain names, e-mail address names, business names, trade names, moral rights, and all registrations or applications to register any of the aforesaid items, rights under licences, consents, orders, statutes or otherwise in relation to any of the aforesaid items, rights in the nature of any of the aforesaid items, in any country or jurisdiction, rights in the nature of unfair competition rights and rights to sue for passing-off;

Share Purchase Agreement

“PRC” means the People’s Republic of China, but excluding Hong Kong, Macao and Taiwan for the purpose of this Agreement;

“RMB” means Renminbi, the lawful currency of the PRC;

“Shares” means the 100% of the issued and allotted ordinary shares in the capital of the Company;

“Subsidiary” means the Company’s wholly-owned Chinese subsidiary Huipu Electronics (Shenzhen) Co., Ltd.;

“Transaction” means the sale and purchase of the Shares under this Agreement;

“US$” means US Dollars, the lawful currency for the time being of the United States of America; and

“USA” means the United States of America;

“Warranties” means the representations, warranties and undertakings set out in clause 5, clause 6, clause 7 and Schedule 2 and “Warranty” will mean any of them.

1.2	In this Agreement where the context allows:

	1.2.1	reference to a statutory provision includes reference to:

		1.2.1.1	any order, regulation, statutory instrument or other subsidiary legislation at any time made under it for the time being in force (whenever made);

1.2.1.2

any modification, amendment, consolidation, re-enactment or replacement of it or provision of which it is a modification, amendment, consolidation, re-enactment or replacement except to the extent that any modification, amendment, consolidation, re- enactment or replacement made after the date of this Agreement would increase the liability of any of the parties hereto;

	1.2.2	reference to a clause, schedule or paragraph is to a clause, schedule or a paragraph of a schedule of or to this Agreement respectively;

Share Purchase Agreement

1.2.3	reference to the parties to this Agreement includes their respective successors, permitted assigns and personal representatives;

1.2.4	reference to any party to this Agreement comprising more than one person includes each person constituting that party;

1.2.5	reference to any gender includes the other genders;

1.2.6	reference to persons includes bodies corporate or unincorporated;

1.2.7	reference to any professional firm or company includes any firm or company effectively succeeding to the whole, or substantially the whole, of its practice or business;

1.2.8	the index, headings and any descriptive notes are for ease of reference only and will not affect the construction or interpretation of this Agreement;

1.2.9	this Agreement incorporates the schedules to it; and

1.2.10

for the purposes of this clause, “control”, in relation to a body corporate, means the holding of more than 50% of the voting power at general meetings of that body corporate or being in a position to control the composition of a majority of the board of directors of that body corporate and in relation to a partnership, means the right to a share of more than one-half of the assets, or of more than one-half of the income, of the partnership.

2.	SALE AND PURCHASE OF SHARES

2.1

The Seller will sell the Shares with full title guarantee and the Purchaser will, in reliance on the Warranties, purchase the Shares free from all Encumbrance and together with all rights of any nature which are now or which may at any time become attached to them or accrue in respect of them including all dividends and distributions declared paid or made in respect of them on or after the date of this Agreement.

3.	CONSIDERATION

The Consideration payable by the Purchaser for the purchase of the Shares shall consist of:

Share Purchase Agreement

3.1

US$8,000,000 shall be paid in cash with RMB54,640,000, which will be changed into RMB by the exchange rate(1US$ = 6.83RMB)and shall be remitted in full amount to the bank account as designated by the Seller, payable on or before November 28, 2009;

3.2

CIST, the parent company of the Purchaser, shall, within 90 days following the Completion Date, issue and deliver to the Seller or her designee(s), certificates of CIST representing 1,101,930 shares of CIST Common Stock valued at Four Million United States Dollars (US$4,000,000), or approximately $3.63 per share (the average of the closing price of the Company’s common stock as quoted by the NASDAQ Capital Market for the 20 trading days prior to August 28, 2009); and

3.3

CIST agrees to issue to the Seller or her designee(s), within 90 days after the filing of CIST’s annual report on Form 10-K for the period with the Securities and Exchange Commission (the “SEC”), the corresponding amounts of newly issued shares of CIST Common Stock, valued at $3.63 per share (the average of the closing price of the Company’s common stock as quoted by the NASDAQ Capital Market for the 20 trading days prior to August 28, 2009), if the Company meets or exceeds the audited consolidated after-tax net income (“ATNI”) thresholds outlined below:

Year Ending	ATNI Thresholds	CIST Common
December 31,	(in USD)	Stock Issuable
2010	Equal to or greater than $4,000,000	413,223
	Equal to or greater than 3,600,000 but less than $4,000,000	371,900
	Equal to or greater than $3,200,000 but less than $3,600,000	330,578
	Less than $3,200,000	- 0 -
2011	Equal to or greater than $5,200,000	413,223
	Equal to or greater than $4,680,000 but less than $5,200,000	371,900
	Equal to or greater than $4,160,000 but less than $4,680,000	330,578
	Less than $4,160,000	- 0 -
2012	Equal to or greater than $6,760,000	275,484
	Equal to or greater than $6,084,000 but less than $6,760,000	247,936
	Equal to or greater than $5,408,000 but less than $6,084,000	220,387
	Less than $5,408,000	- 0 -

Share Purchase Agreement

4.	COMPLETION

	4.1	Completion will take place in Hong Kong on the Completion Date when the provisions of Schedule 3 have been complied with.

4.2

The Purchaser will not be obliged to complete the purchase of the Shares under this Agreement unless the Seller complies fully with its obligations under Schedule 3 and unless the purchase of all the Shares is completed simultaneously.

	4.3	If Completion does not take place on the Completion Date because the Seller fails to comply with any of its obligations under Schedule 3, the Purchaser may, by prior written notice to the Seller:

		4.3.1	proceed to Completion to the extent reasonably practicable;

		4.3.2	postpone Completion to a date not more than sixty (60) Business Days after the Completion Date; or

		4.3.3	terminate this Agreement.

	4.4	If the Purchaser postpones Completion to another date in accordance with clause 4.3.2, the provisions of this Agreement shall apply as if that other date were the Completion Date.

4.5

If the Purchaser terminates this Agreement pursuant to clause 4.3.3 each party's further rights and obligations will cease immediately on termination, but termination will not affect a party's accrued rights and obligations as at the date of termination.

5.	WARRANTIES BY THE SELLER

5.1

The Seller warrants and undertakes that, at the date of this Agreement, each of the statements set out in Schedule 2 is true, accurate and complete in all respects and not misleading and will be true and accurate in all respects and not misleading at all times after the date of this Agreement up to and including the Completion Date.

	5.2	In addition to the warranties as set out in Schedule 2, the Seller further warrants that:

Share Purchase Agreement

5.2.1

save and except the liabilities and debts the Seller has otherwise disclosed to the Purchaser, there are no other liabilities, debts, claims, expenses, charges, costs, outstanding against and payable by the Company to any third party, including those owed to related companies, financial institutions, banks, and other related interests and the Seller shall fully indemnify and keep indemnified the Purchaser against any such liabilities.

5.2.2

the Company is not in default of any contracts, agreements or legal obligations pursuant to which it may be subject to any claims, proceedings, action or be liable to any charges, costs, expenses, damages or other liabilities.

5.2.3

the Seller warrants to the Purchaser that there are no outstanding liabilities or debts owed to any of the employees of the Company, nor are any of the employees responsible for any liabilities and debts for which the Company may become liable, and shall indemnify the Purchaser for any expenses, costs, charges (including legal fees), liabilities incurred or claims, proceedings, actions taken against the Purchaser by any third party or employee of the Company for any such liabilities or debts.

5.3

The Seller acknowledges that the Purchaser is entering into this Agreement in reliance on each Warranty which has also been given as a representation and with the intention of inducing the Purchaser to enter into this Agreement and that the Purchaser has been induced to enter into this Agreement on the basis of and in full reliance upon them.

5.4

Each of the Warranties is to be construed as a separate and independent warranty and (except where this Agreement provides otherwise) will not be limited or restricted by reference to or inference from any other term of this Agreement or any other Warranty.

5.5	The rights and remedies of the Purchaser in respect of any breach of any of the Warranties will survive Completion.

5.6

The Seller waives and may not enforce any right which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or its officers or employees in enabling the Seller to give the Warranties and any representations or to prepare the Disclosure Letter.

Share Purchase Agreement

5.7	Between the execution of this Agreement and Completion the Seller agrees that it will:

	5.7.1	procure that neither the Seller nor the Company nor any member of the Group will allow or procure any act or omission which would constitute a breach of any of the Warranties;

	5.7.2	procure that the Company complies with the provisions of Schedule 4; and

5.7.3

immediately disclose in writing to the Purchaser any event or circumstance which may arise or become known to the Seller which would be a breach of clause 5.7.2 or which constitutes a breach of or is materially inconsistent with any of the Warranties or which might make any of them inaccurate or misleading or which has or is likely to have an adverse effect on the financial position or business prospects of the Company or which is otherwise material to be known by a purchaser for value of the Shares.

5.8

The Warranties will not be deemed in any way modified or discharged by reason of any investigation made or to be made by or on behalf of the Purchaser or by reason of any information relating to the Company of which the Purchaser has knowledge (actual, implied or constructive) except that the Warranties will be qualified by such information as is Disclosed.

5.9

If on or before the Completion Date the Purchaser considers that the Seller is in breach of any of the Warranties or any other provision of this Agreement, the Purchaser may by prior written notice to the Seller elect to proceed to Completion or terminate this Agreement.

5.10	If the Purchaser terminates this Agreement pursuant to clause 5.9:

5.10.1

the Seller indemnifies the Purchaser against all costs incurred by it relating to the negotiation, preparation, execution or termination of this Agreement or the satisfaction of any of the Conditions; and

	5.10.2	each party's further rights and obligations will cease immediately on termination, but termination will not affect a party's accrued rights and obligations as at the date of termination.

Share Purchase Agreement

5.11	If there is any breach or non-fulfilment of any of the Warranties resulting in:

	5.11.1	the value of any of the Company's assets being or becoming less than it would have been had the relevant circumstances been as so warranted; or

	5.11.2	the Company having incurred or incurring any liability or an increase in a liability which it would not have incurred had the relevant circumstances been as so warranted;

then the Seller agrees to pay to the Purchaser on demand (at the option of the Purchaser) an amount equal to either:

	5.11.3	the reduction in value of the assets or (as the case may be) the liability or increased liability incurred by the Company as a result of such a breach or non-fulfilment of any of the Warranties; or

	5.11.4	an amount equal to the reduction caused in the value of the Shares .

5.12

The Seller agrees to indemnify the Purchaser in full for and against all costs (including legal costs on a full indemnity basis) and expenses incurred by the Purchaser either before or after the commencement of any action in connection with:

	5.12.1	the settlement of any claim that any of the Warranties has been breached or is untrue, inaccurate or misleading;

	5.12.2	any legal proceedings arising out of or in connection with any claim for breach of Warranty in which judgment is given in favour of the Purchaser; or

	5.12.3	the enforcement of any such settlement or judgment.

5.13	The rights of the Purchaser under clauses 5.11 and 5.12 will be in addition and without prejudice to any other right or remedy available to it under this Agreement or otherwise.

6.	WARRANTIES BY CIST

CIST warrants that:

Share Purchase Agreement

6.1	It has and shall have full power and authority to enter into and perform this Agreement which constitutes binding obligations on it in accordance with the terms;

6.2	CIST shall issue to the Seller or her designee(s), within 90 days as of the Completion Date, an aggregate of 1,101,930 CIST Common Stock, free from all Encumbrance; and

6.3

CIST shall issue to the Seller or her designee(s), within 90 days as of the filing of its annual report on Form 10-K with the SEC for the applicable period, up to an aggregate of 1,101,930 shares of Common Stock, issuable in connection with the Company’s achievement of the performance thresholds set forth in Section 3.3 of this Agreement.

7.	WARRANTIES BY THE PURCHASER

The Purchaser warrants that:

	7.1	It has and shall have full power and authority to enter into and perform this Agreement which constitutes binding obligations on it in accordance with the terms;

	7.2	Its performance of this Agreement does not constitute any breach or violation of any contract or agreement to which it is a party;

	7.3	It shall pay the Consideration to the Seller in accordance with the terms set out in clause 3 herein without delay;

	7.4	It shall cause its parent company CIST to issue, within 90 days as of the Completion Date, the 1,101,930 shares in the manner as specified in clause 6.2 to the Seller and its designee(s); and

7.5

It shall cause its parent company CIST to issue to the Seller or her designee(s), within 90 days as of the filing of its annual report on Form 10-K with the SEC for the applicable period, up to an aggregate of 1,101,930 shares of Common Stock, issuable in connection with the Company’s achievement of the performance thresholds set forth in Section 3.3 of this Agreement.

8.	PURCHASER'S RIGHT TO RESCIND

If the Seller discloses any event or circumstance pursuant to clause 5.7.3 or if there is a breach of any of the Warranties or a breach or non-fulfilment of any other term of this Agreement by the Seller, the Purchaser will be entitled, in addition and without prejudice to any other right or remedy available to it, to rescind this Agreement without any liability to any other party whereupon the Seller must indemnify the Purchaser in full for and against all costs and expenses incurred or suffered by the Purchaser (including but not limited to all legal expenses and other professional fees on a full indemnity basis) in connection with the negotiation, preparation and rescission of this Agreement.

Share Purchase Agreement

9.	SELLER'S COVENANTS

	9.1	The Seller undertakes to and covenants with the Purchaser that (except with the consent in writing of the Purchaser) it will not at any time after Completion:

9.1.1

(except as required by law) disclose or divulge to any person (other than to officers or employees of the Purchaser whose province it is to know the same) or use (other than for the benefit of the Purchaser) any Confidential Information which may be within or have come to its knowledge and it must use all reasonable endeavours to prevent such publication, disclosure or misuse of any Confidential Information;

9.1.2

do anything to damage the goodwill or reputation of the Company or any member of the Group or of any business carried on by the Company nor any member of the Group or which may lead any person to cease to do business with the Company or any other member of the Group on substantially equivalent terms to those previously offered or not to engage in business with the Company or any member of the Group.

9.2

The Seller undertakes to and covenants with the Purchaser that it will not, for a period of five years after the date of this Agreement, either on its own behalf or jointly with any other person, directly or indirectly:

9.2.1

approach, canvass, solicit or otherwise act with a view to enticing away from or seeking in competition with any business of the Company or any member of the Group any person who at any time during the period of 12 months preceding the Completion Date or at any time after the Completion Date prior to his ceasing to be employed by the Company or any member of the Group is or has been a customer of the Company or any member of the Group and during such period it must not use its knowledge of or influence over any such customer to or for its own benefit or the benefit of any other person carrying on business in competition with the Company or any member of the Group or otherwise use its knowledge of or influence over any such customer to the detriment of the Company or any member of the Group;

Share Purchase Agreement

9.2.2

seek to contract with or engage (in such a way as adversely to affect the business of the Company or any member of the Group as carried on at the date of this Agreement) any person who has been contracted with or engaged to supply or deliver products, goods, materials or services to the Company or any member of the Group at any time during the period of twelve months preceding the date of this Agreement or, at any time after that, before he ceases to be employed by the Company or any member of the Group;

9.2.3

approach, canvass, solicit, engage or employ or otherwise endeavour to entice away any person who at any time during the period of [six] months preceding the Completion Date or (if later) the date of his ceasing to be employed by the Company or any member of the Group will be or will have been an employee, officer, manager, consultant, sub-contractor or agent of the Company or any member of the Group with a view to the specific knowledge or skills of such person being used by or for the benefit of any person carrying on business in competition with the business carried on by the Company or any member of the Group.

9.3	Each of the covenants contained in clauses 9.1 and 9.2 will constitute an entirely separate and independent restriction on the Seller.

9.4

References in this clause 9 to the “business of the Company or any member of the Group” (refers to the development and research, producing, sales of various medical information systems thereof as well as relevant technical service) includes the business of the Company and/or any member of the Group that may from time to time be transferred to any company which is a member of the same group as the Purchaser.

9.5

The Seller agrees and acknowledges that the restrictions contained in this clause 9 are fair and reasonable and necessary to assure to the Purchaser the full value and benefit of the Shares but, in the event that any such restriction is found to be void or unenforceable but would be valid and effective if some part or parts of the restriction were deleted, such restriction will apply with such deletion as may be necessary to make it valid and effective.

Share Purchase Agreement

10.	FURTHER ASSURANCE

On and after Completion, the Seller must, at the request of the Purchaser, do and execute or procure to be done and executed all such acts, deeds, documents and things as may be necessary to give effect to this Agreement.

11.	INFORMATION

The Seller must provide or procure to be provided to the Purchaser all such information in its possession or under its control as the Purchaser will from time to time reasonably require (both before and after the Completion Date) relating to the business and affairs of the Company and/or any member of the Group and in any case where such information is not the exclusive property of the Company and/or any member of the Group will give or procure to be given to the Purchaser, its directors and agents access to such information and will permit the Purchaser to take copies of the same.

12.	ANNOUNCEMENTS

No announcement, communication or circular concerning this Agreement will be made (whether before or after the Completion Date) by or on behalf of the parties to this Agreement without the prior approval of the other (such approval not to be unreasonably withheld or delayed) save for:

12.1

Announcements to employees, customers, suppliers and agents of the Company and/or any member of the Group and/or the Purchaser and/or any company which is a member of the same group as the Purchaser in such form as may be reasonably required by the Purchaser; and

	12.2	Such announcements as may be required by the law of any relevant jurisdiction or by any securities exchange or regulatory or governmental body to which that party and/or its affiliates are subject.

13.	COSTS

13.1

Subject to the provisions of clause 5.12 and clause 8, each of the parties will bear and pay its own legal, accountancy and other fees and expenses incurred in and incidental to the preparation and implementation of this Agreement and of all other documents.

Share Purchase Agreement

13.2

The cost of all stamp duty and other similar duty payable in respect of the sale and purchase of the Shares will be borne by the Seller, on the one hand, and the Purchaser, on the other in equal shares.

14.	SUCCESSORS AND ASSIGNMENT

	14.1	This Agreement will be binding on and inure for the benefit of each party's successors, permitted assigns and personal representatives but will not be assignable except that:

		14.1.1	the Purchaser may assign the whole or any part of the benefit of this Agreement and the Warranties to any transferee of any shares in the capital of the Company; and

		14.1.2	the Purchaser may assign its rights under this Agreement to any company of which it is a subsidiary or of which it is a holding company..

14.2

Except as otherwise expressly provided, all rights and benefits under this Agreement are personal to the parties and may not be assigned at law or in equity without the prior written consent of the other parties.

15.	ENTIRE AGREEMENT

15.1

This Agreement together with the schedules attached to it and any revisions thereto as may be agreed upon by the parties (“Acquisition Documents”) constitute the entire agreement between the parties with respect to the subject matter of this Agreement.

	15.2	Except for any misrepresentation or breach of warranty which constitutes fraud:

15.2.1

the Acquisition Documents supersede and extinguish all previous agreements between the parties relating to the subject matter contained in the Acquisition Documents and any representations and warranties previously given or made other than those contained in the Acquisition Documents;

Share Purchase Agreement

15.2.2

each party acknowledges to the other (and executes the Acquisition Documents in reliance on such acknowledgement) that it has not been induced to enter into any such documents by nor relied on any representation or warranty other than the representations and/or warranties contained in such Acquisition Documents.

16.	VARIATIONS

No variation of this Agreement or other Acquisition Documents will be valid unless it is in writing and signed by or on behalf of each of the parties to this Agreement.

17.	WAIVER

No waiver by the Purchaser of any breach or non-fulfilment by the Seller of any provisions of this Agreement will be deemed to be a waiver of any subsequent or other breach of that or any other provision and no failure to exercise or delay in exercising any right or remedy under this Agreement will constitute a waiver of the relevant provision or provisions of this Agreement. No single or partial exercise of any right or remedy under this Agreement will preclude or restrict the further exercise of any such right or remedy. The rights and remedies of the Purchaser provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

18.	AGREEMENT CONTINUES IN FORCE

This Agreement will remain in full force and effect so far as concerns any matter remaining to be performed at Completion even though Completion will have taken place.

19.	SEVERABILITY

The invalidity, illegality or unenforceability of any provisions of this Agreement will not affect the continuation in force of the remainder of this Agreement.

20.	NOTICES

20.1

Any notice to be given pursuant to the terms of this Agreement must be given in writing to the party due to receive such notice at (in the case of a company) its registered office from time to time or at its address set out in this Agreement or such other address as may have been notified to the other party in accordance with this clause 20:

Share Purchase Agreement

China Public Security Holdings Limited
P.O. Box 957,
Offshore Incorporations Centre,
Road Town, Tortola, British Virgin Islands. Attention: Jiang Huai Lin

Topwell Treasure Ltd.
UNIT H 28/F, BLK 1, THE APEX, 33 WO YI HOP RD, KWAI CHUNG, NT, Hong Kong Attention: Leung Kwai Fong Rita

China Information Security Technology, Inc.
21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong, 518040 People’s Republic of China Attention: Jiang Huai Lin

20.2	Notice must be delivered:

	20.2.1	personally; or

	20.2.2	sent by first class prepaid recorded delivery or registered post (airmail if overseas); or

	20.2.3	by facsimile transmission.

20.3	Notices will be deemed to be given:

	20.3.1	in the case of delivery personally - on delivery;

	20.3.2	in the case of posting, at the earliest of:

		20.3.2.1	where there is evidence of receipt - at the time of receipt; and

		20.3.2.2	if sent by airmail - six days after posting; and

		20.3.2.3	otherwise - 48 hours after posting; and

	20.3.3	in the case of facsimile transmission - on completion of the transmission provided that the sender has received printed confirmation of transmission.

Share Purchase Agreement

21.	COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed by one or more of the parties to this Agreement will constitute an original but all of which will constitute one and the same instrument.

22.	GOVERNING LAW AND DISPUTE RESOLUTION

	22.1	This Agreement will be governed by and construed in accordance with the laws of Hong Kong.

22.2

The parties agree to negotiate in good faith to resolve any dispute among them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 22.3 shall apply.

22.3

In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with Section 22.2 above, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 22.3. The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

23.	LANGUAGE

This Agreement is written in English.

Share Purchase Agreement

SCHEDULE 1

Part 1

The Company

1.	Name of Company	Topwell Treasure Ltd.

2.	Type:	Hong Kong Limited Company

3.	Registered number (BR No.):	50222468-000-12-08-3

4.	Place of incorporation:	Hong Kong

5.	Registered office:	UNIT H 28/F, BLK 1, THE APEX, 33 WO YI HOP RD, KWAI CHUNG, NT, Hong Kong

6.	Shareholder (or Member):	Rita Leung Kwai Fong (the sole shareholder)

7.	Authorised share capital and description of shares:	One Subscriber Share of HK$1.00 each

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Share Purchase Agreement

SCHEDULE 2

The Warranties

1.	DISCLOSURE OF INFORMATION

1.1

There are fully and accurately Disclosed all matters which might materially and adversely affect the present or future value of the Company or which might otherwise reasonably affect the willingness of the Purchaser to purchase the Shares or to purchase them for the consideration and upon the terms set out in this Agreement.

1.2

All information which has been given by any of the directors or officers or professional advisers of the Company or the Seller to any of the directors or officers or professional advisers of the Purchaser in the course of the negotiations leading to the signing of this Agreement was, when given, true, complete and accurate in all respects and there is no fact or matter not Disclosed which renders any such information untrue, inaccurate or misleading.

	1.3	The facts set out in the Disclosure Letter, the recitals and Schedule 1 are true, complete and accurate in all respects and not misleading.

2.	CAPACITY AND OWNERSHIP OF SHARES

2.1

The Seller has full power and authority and has taken all action necessary to execute and deliver and to exercise her rights and perform her obligations under this Agreement and each of the Acquisition Documents to be executed on or before Completion which constitute valid and binding obligations on the Seller in accordance with their terms.

2.2

The Seller does not have any interest, directly or indirectly, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business of the Company.

	2.3	The Shares described in Schedule 1 constitute the whole of the allotted and issued share capital of the Company and have been properly allotted and issued.

2.4

All necessary consents, authorizations and approvals of any governmental agency or body required for the performance of the terms hereof by the Seller (other than for fulfilment of the Conditions) have been obtained and made or shall have been obtained or made by Completion.

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2.5	The Shares shall on Completion be transferred in accordance with the constitutional documents of the Company and in accordance with all relevant laws of Hong Kong.

2.6

Except those as disclosed in the Disclosure Letter, there is no Encumbrance on, over or affecting the Shares or any of them or the shares or interest in the Subsidiaries or any unissued shares in the capital of the Company and there is no agreement or commitment to give or create any such Encumbrance or negotiations which may lead to such an agreement or commitment and no claim has been made by any person to be entitled to such an Encumbrance.

2.7

The Seller is entitled to sell and transfer the full legal and beneficial ownership in the Shares to the Purchaser and such sale will not result in any breach of or default under any agreement or other obligation binding upon the Seller or any of her property.

2.8

Other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to any person of the right (whether conditional or not) to require the allotment, issue, transfer, redemption or repayment of, any shares in the capital of the Company (including, without limitation, an option or right of pre-emption or conversion).

2.9

There is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against the Seller in respect of the Shares or the shares in the Subsidiaries or the Seller's entitlement to dispose of the Shares or the shares in the Subsidiaries and there are no facts known to the Seller which might give rise to any such proceedings or any such dispute.

2.10	The Company has not exercised nor purported to exercise or claim any lien over the Shares and no call on the Shares is outstanding and all the Shares are fully paid up.

2.11

Subject to the approval of the board of directors of the Company and the relevant provisions (if any) in the constitutional documents of the Company to the contrary, no consent of any third party is required for the sale of the Shares.

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3.	REGULATORY COMPLIANCE

3.1

Each of the members of the Group have been validly incorporated and established pursuant to the laws of their respective place of incorporation, all legal and procedural requirements and all other formalities concerning such incorporation and establishment have been duly and properly complied with, and each of the members of the Group is in good standing.

3.2

The copies of the constitutional documents and articles of association and other corporate documents of each of the members of the Group attached to the Disclosure Letter are true, accurate, and complete in all material respects. Such constitutional and corporate documents includes copies of all resolutions (including but not limited to all special resolutions passed by the relevant member of the Group) and documents required to be incorporated in the constitutional documents of the relevant member of the Group and fully set out all rights attaching to each class of the share capital of the relevant member of the Group other than those under general law.

3.3

The register of members, minute books and other statutory books of each of the members of the Group have been properly kept and written up and contain a true, accurate and complete record of all the matters which should be dealt with and no notice or allegation that any of the same is incorrect or should be rectified has been received and each of the members of the Group has not received any application or request for rectification of the register of members and compliance has been made with all other legal requirements concerning each of the members of the Group and all issues of shares or other securities thereof.

	3.4	Each of the members of the Group is validly existing and is entitled to carry on the business now conducted by it.

3.5

All corporate or other documents required to be filed or registered in respect of each of the members of the Group with the relevant authorities in their respective places of incorporation (including appropriate regulatory bodies) have been duly filed.

3.6

Each of the members of the Group has complied in all material respects with all legislation, rules and regulations applicable to it and obtained all necessary licences, consents and other permissions and approvals relevant to the business of such company in its place of incorporation, and to the best knowledge of the Seller, each of the members of the Group has complied in all material respects with all legal requirements existing as of the date hereof in relation to any transactions to which it is or has been a party.

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Share Purchase Agreement

3.7

All licences, consents and other permissions and approvals required for or in connection with the carrying on of the business now being conducted by each of the members of the Group are in full force and effect and have been duly complied with in all material respects and, to the best of the Seller's knowledge, there is no circumstance which might invalidate any such licence, consent, permission or approval or render it liable to forfeiture or modification or affect its renewal.

4.	BUSINESS NAME

The Company does not use any name for any purpose other than its full corporate name.

5.	LICENCES AND CONSENTS

Each of the Group members has obtained all licences, permissions, authorisations and consents required to own and operate its assets and for the proper carrying on of its business (full details of which are set out in the Disclosure Letter). All such licences, permissions, authorisations and consents are in full force and effect, have been obtained on a permanent and unconditional basis and none of the Group members are in breach of any of the terms and conditions attached to those licences, permissions, authorisations and consents. To the best knowledge of the Seller, there are no circumstances which indicate that any of such licences, permissions, authorisations or consents may be revoked or not renewed in the ordinary course of events nor are there any circumstances which indicate that equivalent licences, permissions, authorisations or consents on no less favourable terms would not be granted to the Group members following the acquisition of the Shares by the Purchaser.

6.	INSURANCE

6.1

Full details of all insurance policies effected by the Company or by any other person in relation to any of the Company's assets have been disclosed in the Disclosure Letter and all such details are true and correct in all respects and all such insurance policies are currently in full force and effect.

6.2

The Company has not done or omitted to do or suffered anything to be done or not to be done which has or might render any policies of insurance taken out by it in relation to any of the Company's assets void or voidable or which would or might result in an increase in the rate of premiums on the said policies and there are no claims outstanding and no circumstances which would or might give rise to any claim under any of such policies of insurance.

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Share Purchase Agreement

6.3

All the assets of the Company of an insurable nature are and have at all material times been insured in amounts representing their full replacement or reinstatement value (with no provision for deduction or excess) against fire and other risks normally insured against by persons carrying on similar businesses to the business of the Company. The Company is and has at all material times been adequately insured against accident, third party and other risks normally or presently insured against by persons carrying on similar businesses to the business of the Company.

7.	RECORDS

All the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of each of the Group members are up to date, in its possession or under its control and have been fully properly and accurately kept and compiled; there are no material inaccuracies or discrepancies of any kind contained or reflected in such records and they give and reflect a true and fair view of the financial, contractual and trading position of each of the Group members and fixed and current assets and liabilities (actual and contingent), debtors and creditors.

8.	CONFIDENTIAL INFORMATION

	8.1	None of the Group members uses any processes and is not engaged in any activities which involve the misuse of any confidential information belonging to any third party or alleged misuse.

	8.2	None of the Group members is aware of any actual or alleged misuse by any person of any of its Confidential Information.

8.3

None of the Group members has disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the business of the Group member and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing or using it other than for the purposes for which it was disclosed by the Company.

8.4

Confidential Information used by each of the Group members is kept strictly confidential and each of the Group members operates and fully complies with procedures which maintain such confidentiality, which confidentiality has not been breached.

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Share Purchase Agreement

9.	INTELLECTUAL PROPERTY

9.1

None of the Companies is in possession of any Business Intellectual Property nor is any Group member in the process of making any application for registration of any Business Intellectual Property other than what the Seller have disclosed to the Purchaser.

9.2

The carrying on of each of the Group members' business as presently constitute does not require, and has not at any time required, any licences or consents (other than licences for its incorporation) from or the making of royalty or similar payments to any third party (aside from what has been disclosed in the Disclosure Letter) and none of the Group members is engaged in any activities which infringe any Intellectual Property or other rights belonging to or vested in any third party.

9.3

There are no outstanding claims against the Company for infringement of any Intellectual Property used (or which has been used) by it and no such claims have been settled by the giving of any undertakings which remain in force.

9.4

No claims or applications have been made against, no notifications (including “non- threatening letters”) have been received by, and no circumstances are known to the Seller in respect of the business of any Group member which (notwithstanding any view taken by the Seller as to the merits of such claim application, notification or circumstances) if pursued, granted or acted on would affect the accuracy of the Warranties set out in this paragraph.

10.	EMPLOYEES

	10.1	None of the officers or employees of the Group members has given or received notice terminating his employment or will be entitled to give notice as a result of the provisions of this Agreement.

10.2

Full particulars of the terms and conditions of employment of all the officers or employees of the Group members (including, without limitation, all remuneration, incentives, bonuses, expenses, profit-sharing arrangements and other payments, share option schemes and other benefits whatsoever payable) and, where an employee has been continuously absent from work for more than one month, the reason for the absence, are set out in the Disclosure Letter.

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Share Purchase Agreement

10.3

There is not in existence any contract of employment with any director or employee of each of the Group members (or any contract for services with any individual) which cannot be terminated by the Company giving three months' notice or less without giving rise to the making of a payment in lieu of notice or a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal) or which is in suspension or has been terminated but is capable of being revived or enforced or in respect of which the Group member has a continuing obligation.

10.4

In relation to each of the present officers or employees of each of the Group members (and so far as relevant to each of its former employees), dated as of this Agreement, each of the Group members has:

	10.4.1	complied with all obligations imposed on it by all statutes, regulations and codes of conduct relevant to the relations between it and its employees;

	10.4.2	maintained adequate and suitable records regarding the service of each of its employees;

	10.4.3	complied with all collective agreements and customs and practices for the time being dealing with such relations or the conditions of service of its employees; and

	10.4.4	complied with all relevant orders and awards made under any statute affecting the conditions of service of its employees.

10.5

None of the Group members are involved in any disputes and there are no circumstances which may result in any dispute involving any of the officers or employees of the Group members and none of the provisions of this Agreement including the identity of the Purchaser is likely to lead to any such dispute.

10.6

There is not outstanding any agreement or arrangement to which any of the Group members is party for profit sharing or for payment to any of its officers or employees or former employees of bonuses or for incentive payments or other similar matters.

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Share Purchase Agreement

10.7

There is no agreement or arrangement between any of the Group members and any of its employees or officers or former employees or officers with respect to his employment, his ceasing to be employed or his retirement which is not included in the written terms of his employment or previous employment.

10.8

Since the Accounts Date, no change has been made in the terms of employment by each of the Group members (other than those required by law) of any of the officers or employees of the Group members and none of the Group members is obliged to increase and has not made provision to increase the total annual remuneration payable to its officers and employees.

10.9

No trade union, works council, staff association or other body representing employees is recognised in any way for bargaining, information or consultation purposes in relation to the employees of each of the Group members and there is no agreement or agreements with any such representative body in relation to the employees of each of the Group members.

10.10

There is no agreement, arrangement, scheme or obligation (whether legal or moral) for the payment of any pensions, allowances, lump sums or other like benefits on redundancy, on retirement or on death or during periods of sickness or disablement for the benefit of any of the officers or employees of each of the Group members or former officers or employees or for the benefit of dependants of such persons.

	10.11	No amounts due to or in respect of any of the officers or employees or former employees of each of the Group members are in arrears or unpaid.

10.12

No monies or benefits other than in respect of contractual emoluments are payable to any of the officers or employees of each of the Group members and there is not at present a claim, occurrence or state of affairs which may hereafter give rise to a claim against any of the Group members arising out of the employment or termination of employment of any employee or former employee for compensation for loss of office or employment or otherwise.

11.	CONTRACTS

	11.1	There is not outstanding in connection with the business of the Company:

11.1.1

any agreement or arrangement between any of the Group members and any third party which the signature or performance of this Agreement will contravene or under which the third party will acquire a right of termination or any option as a result of the signature or performance of this Agreement;

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Share Purchase Agreement

	11.1.2	any agreement or arrangement between the Company and any other company which is a member of the Group;

	11.1.3	any agreement or arrangement entered into by any of the Group members otherwise than by way of bargain at arm's length;

	11.1.4	any sale or purchase, option or similar agreement, arrangement or obligation affecting any of the assets of the Group members or by which any of the Group members is bound;

11.1.5

any agreement or contract containing any unusual or onerous terms to be observed or performed by the any of the Group members or which the Group member cannot comply with on time or without undue or unusual expenditure of money or effort;

11.1.6

any agreement or contract which is unusual, unprofitable (that is to say known to have been likely to result in a loss to the Group member on completion of performance) or of a long-term nature (that is to say incapable of performance in accordance with its terms within three months after the date on which it was entered into or undertaken), save as disclosed in the Disclosure Letter hereto; or

	11.1.7	any agreement or arrangement which involves or may involve obligations which by reason of their material nature or magnitude ought to be made known to the Purchaser.

11.2

None of the Group members nor any party with whom any of the Group members has entered into any agreement or contract is in default being a default which would have a material and adverse effect on the financial or trading position or prospects of any of the Group members and to the best knowledge of the Seller, there are no circumstances likely to give rise to such a default.

11.3

No breach of contract, event or omission has occurred which would entitle any third party to terminate any contract to which any of the Group members is a party or to call in any money before the date on which payment of such amount would normally or otherwise be due and none of the Group members has received notice of intention to terminate any of such agreements or contracts.

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Share Purchase Agreement

11.4

The Seller has no reason to believe that any customer or supplier of any of the Group members or other person dealing with any of the Group members will refuse to continue to deal with the Group member or the Purchaser or will deal with it on a smaller scale than at present as a result of the change of control of the Company to be effected pursuant to this Agreement.

11.5

The Disclosure Letter contains full details of all agreements, arrangements or contracts (whether oral or in writing) made between each of the Group members and any employee or client or customer of each of the Group members other than in the ordinary course of business.

12.	TRADING

12.1

There is not outstanding any liability or claim against the Company nor are there any deficiencies or defects or breaches of contract which could result in any claim being made against any of the Group members in relation to any goods or services for which any of the Group members has been or is or may be or become liable or responsible in the course of its business and without prejudice to the generality of the foregoing no dispute exists between any of the Group members and any customer, client or supplier of such goods or services nor are there any circumstances which are believed likely to give rise to any such dispute.

	12.2	None of the Group members is restricted by contract from carrying on any activity in any part of the world.

12.3

Other than in the ordinary course of business, no offer, tender or the like is outstanding which is capable of being converted into an obligation of any of the Group members by an acceptance or other act of some other person.

13.	BORROWINGS

Except as disclosed in the Accounts and the Disclosure Letter, none of the Group Companies has outstanding:

13.1

any borrowing or indebtedness in the nature of borrowing including any bank overdrafts, liabilities under acceptances (otherwise than in respect of normal trade bills) and acceptance credits other than borrowing or indebtedness arising in the ordinary course of business;

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Share Purchase Agreement

	13.2	any guarantee, indemnity or undertaking (whether or not legally binding) to procure the solvency of any person or any similar obligation; or

	13.3	any Encumbrance or any obligation (including a conditional obligation) to create an Encumbrance.

14.	LITIGATION, OFFENCES AND COMPLIANCE WITH STATUTES

14.1

None of the Group members nor any person for whose acts or defaults the Group members may be vicariously liable is claimant, defendant or otherwise a party to any litigation, arbitration or administrative proceedings which are in progress or are threatened or pending by or against or concerning each of the Group members or any of its assets; none of the Group members is being prosecuted for any criminal offence and no governmental or official investigation or inquiry concerning the business or officers of the Group members or any of its assets is in progress or pending and there are no circumstances which are likely to give rise to any such proceedings, investigation or inquiry.

14.2

None of the Group members nor any of its officers, agents or employees (during the course of their duties in relation to the business of the Group members) has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any statutory obligation or any other applicable law giving rise to any fine, penalty, default proceedings or other liability in relation to the business or officers of the Group members or any of its assets or any judgment or decision which would materially affect the financial or trading position or prospects of any of the Group members.

	14.3	The Shares were not purchased or subscribed for by the Seller with funds derived from criminal proceeds.

	14.4	To the best of the Seller's knowledge, information and belief:

		14.4.1	none of the assets owned by any of the Group members has been acquired with monies representing the proceeds of crime;

		14.4.2	None of the Group members has at any time received monies representing criminal proceeds.

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Share Purchase Agreement

15.	SUBSIDIARIES

None of the Group members has since its incorporation had any subsidiary or subsidiary undertaking apart and none of the Group members is the legal or beneficial owner of any shares of any other company save as contemplated in this Agreement.

16.	ADMINISTRATION

16.1

Every document required by any applicable legislation to be filed with any appropriate regulatory bodies has been duly filed and compliance has been and is being made by each of the Group members with any applicable legislation.

16.2

The copy of the constitution documents of each of the Group members annexed to the Disclosure Letter is accurate and complete in all respects, includes copies of all resolutions and documents required to be incorporated in the constitutional documents of each of the Group members and fully sets out all rights attaching to each class of the share capital of the Group members and the register of members and other statutory books of each of the Group members have been properly kept and contain a true, accurate and complete record of all the matters which should be dealt with in the constitutional documents of the Group members and no notice or allegation that any of the same is incorrect or should be rectified has been received.

	16.3	Each of the Group members was incorporated in accordance with its constitutional documents and is validly existing and is entitled to carry on the business now carried on by it.

	16.4	All legal requirements in connection with the formation and conduct of the each of the Group members have been observed.

	16.5	All special resolutions passed by each of the Group members have been Disclosed.

	16.6	The Group members have not at any time carried on any business other than the business carried on at the date hereof.

16.7

None of the Group members have given any power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf (other than any authority of directors or employees to enter into routine trading contracts in the normal course of their duties).

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17.	INSOLVENCY

17.1

No resolution has been passed nor meeting called to consider such resolution, no petition has been presented and no order has been made for the winding up of or for the appointment of a provisional liquidator to any of the Group members.

17.2

No petition has been presented and no application has been made to court for an administration order in respect of any of the Group members and no notice of an intention to appoint an administrator of any of the Group members has been given or filed.

17.3

No liquidator, administrator, receiver, receiver and manager, administrative receiver or similar officer has been appointed in relation to any of the Group members or in relation to the whole or any part of its assets, rights or revenues.

	17.4	In relation to each of the Group members:

		17.4.1	no scheme for the benefit of creditors has been proposed or implemented, whether or not under the protection of the court and whether or not involving a reorganisation or rescheduling of debt; and

		17.4.2	no proceedings have been commenced under any law, regulation or procedure relating to the reconstruction or adjustment of debts.

	17.5	None of the Group members has not stopped or suspended payment of its debts, and none of the Group members is unable or capable of being deemed unable to pay its debts.

	17.6	No distress, execution or other process has been levied on an asset of any of the Group members and no unsatisfied judgment, order or award is outstanding against any of the Group members.

	17.7	No action has been or is being taken by any relevant authority to strike the Group members off the appropriate register under the applicable laws (if any) in their respective places of incorporation.

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Share Purchase Agreement

18.	MONEY LAUNDERING LAWS

The operations of Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the “Money Laundering Laws”) and no proceeding involving Company or any of the Group members with respect to the Money Laundering Laws is pending or, to the knowledge of the Group members, threatened.

19.	SECURITIES LAW REPRESENTATIONS

The Seller understands, acknowledges and agrees that the offering and sale of the CIST Common Stock issuable under the Agreement (the “Acquisition Shares”) to the Seller in accordance with this Agreement has not been registered under the Securities Act or under any state securities laws or regulations and that the Acquisition Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and that CIST is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each of the Seller set forth herein in order to determine the applicability of such exemptions and the suitability of the Seller to acquire the Acquisition Shares. In this regard, the Seller represents and warrants as follows:

19.1

The Seller is not a U.S. Person (as defined below) or an affiliate (as defined in Rule 501(b) under the Securities Act) of CIST. A U.S. Person means any one of the following: (1) any natural person resident in the United States of America; (2) any partnership or corporation organized or incorporated under the laws of the United States of America; (3) any estate of which any executor or administrator is a U.S. person; (4) any trust of which any trustee is a U.S. person; (5) any agency or branch of a foreign entity located in the United States of America; (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and (8) any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

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19.2	At the time of the origination of contact concerning this Agreement and at the date of the execution and delivery of this Agreement, the Seller was outside of the United States.

19.3

The Seller will not, during the period commencing on the date of issuance of the Acquisition Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Acquisition Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S. At no time will the Seller offer, sell, pledge or otherwise transfer the Acquisition Shares unless they are registered under the Securities Act or are exempt from the registration requirements of the Securities Act and any applicable state or foreign securities laws or regulations.

19.4	The Seller understands, acknowledges and agrees that the certificates representing the Acquisition Shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

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The certificates will also bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

19.5

The Seller has not in the United States, engaged in, and will not directly or indirectly engage in, any short selling of or any hedging or similar transaction with respect to the Acquisition Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

19.6

Neither the Seller nor or any person acting on her behalf has engaged in, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Acquisition Shares and the Seller and any person acting on her behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

19.7

The transactions contemplated by this contract have not been prearranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

19.8

Neither the Seller nor any person acting on her behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Acquisition Shares. The Seller agrees not to cause any advertisement of the Acquisition Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Acquisition Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

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Share Purchase Agreement

SCHEDULE 3

Completion

1.	The Seller must deliver or procure to be delivered to the Purchaser:

1.1

The Seller will procure that a meeting of the board of directors and the members of the Company is convened and held on or before the Completion Date, for the purpose of passing the following resolutions in reach case to the extent necessary and appropriate:

		1.1.1	To approve and give effect to the transfer of the Shares from the Seller to the Purchaser pursuant to this Agreement;

		1.1.2	To approve the entry of the Purchaser's name in register of members of the Company as the holder of the Shares;

		1.1.3	To appoint such directors as nominated by the Purchaser;

		1.1.4	To approve the amendment of any authorized signatories of the Company, including bank authorized signatories as nominated by the Purchaser, and

		1.1.5	To deal with and resolve upon such other matters as the Purchaser may reasonably require for the purposes of completing the sale and purchase hereunder.

	1.2	Duly executed instruments of transfers in respect of the Shares in favour of the Purchaser;

1.3

A letter issued by the Seller to the Registered Agent of the Company advising of the transfer of the Shares under this Agreement and instructing the Registered Agent to update the copy of the share register of the Company kept at the registered office of the Company and that as from Completion the Purchaser shall be the client of record with respect to the Company;

	1.4	The duly endorsed share certificate for the Shares in the name of the Seller;

	1.5	The resolutions of the shareholders and the directors of the Company referenced in paragraph 1.1 above;

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Share Purchase Agreement

1.6

Letters of resignations of directors of the Company, such letters of resignation to be in any usual form and in each case acknowledging that such persons have no outstanding claim against the relevant Group member, whether for compensation for loss of office or otherwise howsoever arising;

1.7

All certificates of incorporation and certificates of incorporation on change of name for the Company and the Subsidiaries and all Business Registration Certificates or Business Licences for the Company and the Subsidiaries, together with all approvals, permits, certificates and licences issued in relation to the Company and the Subsidiaries;

1.8	The common seal, company chops finance chops and statutory books (including minute books) and books of account of the Company and the Subsidiaries made up to the Completion Date;

1.9	Copies of all bank mandates given by the Company and/or any of the Subsidiaries and forms of cancellation of such bank mandates duly executed;

1.10	Alteration of all bank authorised signatories to the such persons as nominated by the Purchaser;

1.11

Bank statements dated not earlier than two Business Days before Completion for all bank accounts of the Company and/or the Subsidiaries together with cash book balances of the Company and/or the Subsidiaries as at Completion and reconciliation statements reconciling such balances with the bank statements;

1.12	All cheque books in the possession of or under the control of the Company and/or any of the Subsidiaries;

1.13	All credit cards in the name of or for the account of the Company and/or any of the Subsidiaries in the possession of any person resigning from his office or employment on Completion;

1.14	A letter from any relevant banks and duly executed deeds of release evidencing the release and discharge of all guarantees and charges of the Company and/or the Subsidiaries to such banks;

1.15	All current insurance policies;

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Share Purchase Agreement

1.16

Such waivers, consents or other documents as the Purchaser may require to enable the full beneficial ownership of the Shares to vest in the Purchaser or to enable the Purchaser or its nominees to be registered as holders of the Shares;

1.17	A Certificate of Incumbency in relation to the Company to the satisfaction of the Purchaser;

1.18	Such other documents and things as the Purchaser may properly and reasonably request to implement this transaction.

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Share Purchase Agreement

SCHEDULE 4

Operation of the Company Pending Completion

The Seller covenants with the Purchaser that, in the period from the date of this Agreement to Completion, it will procure that the Company and each of the Subsidiaries must (unless the Purchaser otherwise agrees in writing):

1.	Continue its business in the ordinary and usual course and so as to maintain the same as a going concern;

2.

Not dispose of or agree to dispose of or acquire or agree to acquire any assets or stock (other than in the normal course of business) or assume or incur or agree to assume or incur a liability, obligation or expense (actual or contingent) except in the usual course of its business;

3.	Not merge or amalgamate or agree to merge or amalgamate its business with any other company;

4.	Not enter into any scheme or arrangement with creditors;

5.	Not enter into any contract, transaction or arrangement with the Seller;

6.	Not pass any shareholders' resolution;

7.

Not create, allot, issue, acquire, redeem or repay any share or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire shares or any other interest in any other company;

8.	Not enter into any long-term contract or any contract or arrangement involving expenditure or liabilities other than in the ordinary course of business;

9.	Not make any capital commitment or approve or make any capital expenditure in excess of this amount and/or before the time provided in the relevant budget;

10.	Not amend or terminate any agreement, arrangement or obligation to which it is a party;

11.	Not engage in any transaction except on an arm's-length basis in the ordinary course of business;

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Share Purchase Agreement

12.

Not increase or agree to increase the remuneration (including, without limitation, salary, bonuses, commissions, profits in kind and pension contributions) of any of its directors or employees or vary the terms of employment of or dismiss any employee or engage any new employee or agree to provide any gratuitous payment or benefit to any person;

13.	Not amend or discontinue the Relevant Benefits or communicate to any employee any plan, proposal or intention to amend, discontinue or exercise any discretion in relation to any such schemes;

14.	Not alter or agree to alter the terms of any existing borrowing facilities or arrange additional borrowing facilities;

15.	Not create or agree to create any Encumbrance over any of its assets or make any loans or enter into any guarantee or stand surety for the obligations of any third party;

16.	Not grant any credit except normal trade credit given in the ordinary course of business;

17.	Not declare, make or pay any dividend or other distribution;

18.	Not change its accounting reference date;

19.	Not enter into any litigation or arbitration proceedings;

20.

Except in the usual course of its business, not compromise, settle, release, discharge or compound litigation or arbitration proceedings or a liability, claim, action, demand or dispute, or waive a right in relation to litigation or arbitration proceedings;

21.	Conduct its business in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction;

22.	Not cancel or fail to renew by the due date the insurance policies in force at the date of this Agreement nor do or omit to do anything to render such policies void or voidable.

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Share Purchase Agreement

IN WITNESS of which the parties or their duly authorised representatives have executed this Agreement.

Signed by
For and on behalf of
CHINA PUBLIC SECURITY HOLDINGS LIMITED

Jiang Huai Lin
Director

Signed by
For and on behalf of
TOPWELL TREASURE LTD.

Rita Leung Kwai Fong
Director

Signed by
For and on behalf of
CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Jiang Huai Lin
President and Chief Executive Officer

RITA LEUNG KWAI FONG

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